Exhibit 99.2

TRUST AGREEMENT

THIS TRUST AGREEMENT (this “Trust Agreement”), dated as of June 8, 2012, is between Dryrock Funding LLC, as sole beneficiary and depositor (the “Beneficiary”), and Wilmington Trust, National Association, as owner trustee (and any successor owner trustee as provided herein, the “Owner Trustee”).  The Beneficiary and Owner Trustee hereby agree as follows:

1.                  The trust created hereby (the “Trust”) shall be known as “Dryrock Issuance Trust”, in which name the Owner Trustee or the Beneficiary may, to the extent provided herein, conduct the business of the Trust, make and execute contracts, and sue and be sued.

2.                  In accordance with Section 3802(a) of the Delaware Statutory Trust Act, 12 Del. C.  §§ 3801 et  seq.  (the “Statutory Trust Act”), the Beneficiary has not made, and is not required to make, a contribution to the Trust, provided that the Beneficiary may make a contribution to the Trust at its discretion.  The Beneficiary shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

3.                  The Owner Trustee hereby declares that it will hold any property contributed to the Trust in trust for the Beneficiary.  It is the intention of the parties hereto that the Trust constitute a statutory trust under Chapter 38 of the Statutory Trust Act, and that this Trust Agreement constitute the governing instrument of the Trust.  The Owner Trustee is hereby authorized and directed (a) to execute and cause the filing of a certificate of trust of the Trust with the Office of the Secretary of State of the State of Delaware substantially in the form attached hereto as Exhibit A, (b) to establish, or cause to be established, in the name of the Trust any banking, investment or custody accounts determined to be necessary or advisable by the Beneficiary for the conduct of the Trust’s business and (c) to obtain a taxpayer identification number for the Trust to the extent required by applicable law.

4.                  The Trust is hereby established by the Beneficiary and the Owner Trustee for the purpose of engaging in any lawful business or activity that may be engaged in by a statutory trust formed under the Statutory Trust Act.  Prior to the Trust engaging in any activities other than those activities authorized to be taken by the Owner Trustee under this Trust Agreement, the Beneficiary and the Owner Trustee (or any successor Owner Trustee) intend to enter into an amended and restated trust agreement, satisfactory to each such party (the “A&R Trust Agreement”), to provide for the operation of the Trust.  Prior to the execution and delivery of such amended and restated trust agreement, the Owner Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as expressly set forth in this Trust Agreement.  No implied duties or obligations at law, in equity or otherwise, whatsoever of the Owner Trustee shall be read into this Trust Agreement.

5.                  The Beneficiary is hereby authorized and empowered to take any or all of the following actions on behalf of the Trust: (a) to prepare offering and transaction documentation relating to the credit card securitization transactions anticipated to be engaged in by the Trust, including the issuance of notes, (b) to execute and file such applications, reports, surety bonds, consents, appointments of attorneys for service of process and other papers or documents as shall be necessary or appropriate to the offering of the notes or the accomplishment of the securitization transactions, and (c) to execute or otherwise adopt or enter into any instruments, filings, contracts, certificates or other documents as may be necessary or appropriate to accomplish the securitization transactions.  The Owner Trustee shall join in any such actions if, and only to the extent, required by federal or state securities or blue sky laws, rules or regulations (or if otherwise consented to by the Owner Trustee in its sole discretion).

6.                  The number of trustees of the Trust initially shall be one (1) and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Beneficiary, which may increase or decrease the number of trustees of the Trust (but not below one (1)).  Subject to the foregoing, the Beneficiary is entitled to appoint or remove without cause any trustee, including the Owner Trustee, at any time.  If the undersigned initial Owner Trustee is not designated as the Owner Trustee under the A&R Trust Agreement, it shall be deemed to have been removed as the Owner Trustee, and the trustee identified therein shall be deemed to have been appointed as successor Owner Trustee, at the effective time of adoption of the A&R Trust Agreement.  The Owner Trustee may resign at any time upon five (5) days prior written notice to the Beneficiary.  Upon receiving such notice of resignation, the Beneficiary shall promptly appoint a successor Owner Trustee by written instrument signed by the Beneficiary.

7.                  To the fullest extent permitted by applicable law, the Beneficiary agrees to indemnify (a) the Owner Trustee, (b) any affiliates of the Owner Trustee and (c) any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Owner Trustee (each of the persons or entities in (a) through (c) being referred to as an “Indemnified Person”) for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The obligation to indemnify as set forth in this paragraph 7 shall survive the termination of this Trust Agreement.

8.                  The Trust may terminate at any time by written notice of the Beneficiary to the Owner Trustee.

9.                  This Trust Agreement may be amended at any time by (a) an instrument in writing signed by the Owner Trustee and the Beneficiary or (b) adoption by the Owner Trustee and the Beneficiary of a resolution specifying the amendment.  Any such amendment hereto shall be effective immediately upon such execution or adoption.

10.              This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles of the State of Delaware or any other jurisdiction that would call for the application of the substantive laws of any jurisdiction other than the State of Delaware.

11.              Neither the Owner Trustee nor the Beneficiary shall make any election or take any action that would cause the Trust to be treated as a corporation for United States federal income tax purposes.  Prior to the execution and delivery of the A&R Trust Agreement, the Beneficiary may not transfer any interest in the Trust, and the Trust shall have no beneficial owner of an interest therein other than the Beneficiary.

[Signature page follows.]

                 IN WITNESS WHEREOF, the Trustee has hereby caused this Trust Agreement to be duly executed as of the day and year first above written.

                                                                             DRYROCK FUNDING LLC,

                                                                             as sole beneficiary and depositor

                                                                             By:   /s/ M. Yasser Rezvi

                                                                                    Name:  Yasser Rezvi

                                                                                    Title:     President, Dryrock Funding LLC

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as owner trustee

                                                                             By:   /s/ Chris M. Cavalli

                                                                                    Name:   Christopher M. Cavalli

                                                                                    Title:     Banking Officer

Exhibit A

CERTIFICATE OF TRUST

OF

DRYROCK ISSUANCE TRUST

This Certificate of Trust of Dryrock Issuance Trust (the “Trust”) has been duly executed and is being filed by the undersigned as owner trustee to create a statutory trust under the Delaware Statutory Trust Act (12 Del.  C.  §§ 3801 et  seq.)  (the “Act”).

1.                  Name.  The name of the statutory trust created hereby is Dryrock Issuance Trust.

2.                  Delaware Trustee.  The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware  19890.

3.                  Effective Date.  This Certificate of Trust shall be effective upon filing in the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

WILMINGTON TRUST, NATIONALASSOCIATION,
not in its individual capacity but solely as Owner Trustee

By:
Name:
Title: